Exhibit 32

Section 1350 Certification of Periodic Report
By the Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, each of the undersigned officers of ALLETE, Inc. (ALLETE), does hereby certify that:

1.The Quarterly Report on Form 10-Q of ALLETE for the period ended June 30, 2022, (Report) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ALLETE.

August 3, 2022
/s/ Bethany M. Owen
Bethany M. Owen
Chair, President and Chief Executive Officer

August 3, 2022
/s/ Steven W. Morris
Steven W. Morris
Senior Vice President and Chief Financial Officer

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to liability pursuant to that section. Such certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that ALLETE specifically incorporates it by reference.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ALLETE and will be retained by ALLETE and furnished to the Securities and Exchange Commission or its staff upon request.